UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2025

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modifications to Equity Award Grants to Derek Chang Pursuant to Offer of Employment

As previously disclosed, on January 7, 2025, Derek Chang, President and Chief Executive Officer of Liberty Media Corporation (the “Company”), entered into a letter agreement (the “Offer of Employment”), setting forth the terms of Mr. Chang’s employment, including his compensation, which is described in, and filed with, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2025. The Compensation Committee of the Board of Directors of the Company, in consultation and agreement with Mr. Chang, has determined to modify the equity award components of Mr. Chang’s compensation to allocate all of his 2025 equity grants between the Company’s tracking stocks in the same manner as equity awards are made to the rest of the management team and to modify certain vesting dates. Accordingly, the following awards were granted on May 12, 2025: (i) an upfront signing award, consisting of 44,521 restricted stock units with respect to the Company’s Series C Liberty Formula One common stock (“FWONK”) and 15,513 restricted stock units with respect to the Company’s Series C Liberty Live common stock (“LLYVK”), which vest on December 15, 2029, (ii) an upfront restricted stock unit award, consisting of 133,562 restricted stock units with respect to FWONK and 46,538 restricted stock units with respect to LLYVK, which vest on December 15, 2029, and (iii) 68,388 options to purchase shares of FWONK with an exercise price of $94.11 and 23,628 options to purchase shares of LLYVK with an exercise price of $76.45. All other terms of such equity awards will remain the same as set forth in the Offer of Employment. A determination as to whether to allocate a portion of Mr. Chang’s annual options granted in 2026 through 2029 to LLYVK will be made at the time such options are granted.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on May 12, 2025, the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect John C. Malone, Robert R. Bennett and M. Ian G. Gilchrist to continue serving as Class III members of the Company’s board of directors until the 2028 annual meeting of stockholders or their earlier resignation or removal; and (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025 (the “auditors ratification proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below.

1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John C. Malone	81,255,069	7,487,411	3,500,409
Robert R. Bennett	77,547,829	11,194,651	3,500,409
M. Ian G. Gilchrist	80,647,502	8,094,978	3,500,409

Accordingly, the foregoing nominees were re-elected to the Company’s board of directors.

2. The Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,314,742	847,816	80,331	–

Accordingly, the auditors ratification proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2025

LIBERTY MEDIA CORPORATION

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary

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